CONTACTS:
---------

* Kumar Shah   (analyst contact)
  (973) - 357-3298
* George Yuro
  (973) - 357-3319


                  IMMEDIATE



                          CYTEC FIRST QUARTER RESULTS
                  SALES UP 20%, EARNINGS INCREASE 18 PERCENT

WEST PATERSON, NEW JERSEY (APRIL 16, 1998) -- CYTEC INDUSTRIES INC. (NYSE: CYT) announced today that net earnings for the first quarter of 1998 were $31 million or $0.66 per common share on sales of $368 million. This compares to net earnings of $27 million, or $0.56 per common share on sales of $307 million for the comparable period of 1997. Included in 1997 results are restructuring charges in manufacturing cost of sales of $18.6 million, ($11.3 million after tax or $0.24 per common share), relating primarily to manufacturing sites located in Botlek, the Netherlands and Linden, New Jersey. Also, included in 1997 results in Other Income (Expense), Net is a gain of $22.3 million, ($13.6 million after tax or $0.28 per common share), primarily relating to the divestiture of the acrylic fibers product line. Excluding these items, first quarter earnings for 1998 increased 27% from the prior year period.
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In announcing these results, David Lilley, President and Chief Operating Officer commented: "The overall sales increase reflects the impact of our Fiberite acquisition from September of last year and the robust commercial aerospace market. Specialty Chemical sales were down 2%. The negative impact of foreign exchange rates was approximately 3% of sales with selling prices essentially flat. Selling volume was up 1% led by the water treatment, coating resin, polymer additive and phosphine product lines. However, weak paper recycling and low metals prices in the mining industry caused certain customers to reduce operations affecting our paper and mining chemical product lines. Specialty Materials sales, led by Cytec Fiberite are up 150%. The acquisition of Fiberite, completed on September 30 of last year, accounts for a majority of this increase. Excluding the effect of the acquisition, sales growth in Specialty Materials was 17%. Building Block sales are down 7% due to lower acrylonitrile and methanol selling prices. We expect selling prices for acrylonitrile and methanol to remain below 1997 levels for the rest of 1998. Costs for propylene, the key raw material for production of acrylonitrile, are down compared to the year ago period keeping margins for acylonitrile at acceptable levels. With natural gas costs rising combined with the current low methanol selling prices, we recently idled our methanol plant until those conditions improve. In Asia-Pacific, sales were down 10% primarily as a result of adverse exchange rates.

Mr. Lilley continued, "The increase in earnings was in part due to an improved product mix, benefits from our restructuring programs and a lower effective tax rate. These will be evident throughout 1998. Raw material costs, primarily propylene and natural gas, were lower than the year ago period. Other raw materials were essentially flat to down slightly. In addition, our
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earnings from associated companies increased primarily due to higher sales and improving operations at Criterion Catalyst."

Darryl D. Fry, Chairman and Chief Executive Officer, added, "I am very pleased with our progress this quarter, from the integration of Fiberite to our proactive management in a difficult and competitive operating environment. We continue to evaluate additional acquisition opportunities and we are progressing in our negotiations to acquire Dyno Industrier's 50% interest in our Dyno-Cytec Joint Venture. Our restructuring efforts continue as we commenced the closure of our Newark, Delaware composite manufacturing site, acquired as part of the Fiberite acquisition. Those operations will be moved to other locations in Cytec Fiberite. This effort should be completed by the end of 1998 pending certain manufacturing requalifications. We also announced a worldwide expansion program of our water-soluble polymers by approximately 65 million pounds, which we expect to have essentially completed by the end of 1998. Speed of implementation is crucial to this continuous improvement and I believe we have the people and the opportunities to keep this momentum going forward."
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COMPANY PROFILE

Cytec Industries Inc. is a vertically integrated, specialty chemicals company that focuses on value-added specialty products. The Company develops, manufactures and markets specialty chemicals, specialty materials and building block chemicals serving a broad group of end users, including the aerospace, plastics, coatings, mining, paper, water treatment and automotive industries.

                          FINANCIAL TABLES TO FOLLOW

                    CYTEC INDUSTRIES INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
           (Millions of dollars, except share and per share amounts)

                                                                                      Three Months Ended
                                                                                           March 31,
                                                                               ---------------------------------
                                                                                   1998                 1997
                                                                               ------------          ----------
Net sales                                                                      $ 368.2 +20%           $ 306.5
Manufacturing cost of sales                                                      258.4                  235.0
Selling and technical services                                                    38.2                   34.6
Research and process development                                                  10.9                   10.3
Administrative and general                                                        12.3                   11.0
Amortization of acquisition intangibles                                            2.2                    0.2
                                                                               -------                -------
Earnings from operations                                                          46.2                   15.4
Other income (expense), net                                                        2.9                   24.6
Equity in earnings of associated companies                                         5.1                    4.5
Interest expense, net                                                              4.7                    0.2
                                                                               -------                -------
Earnings before income taxes                                                      49.5                   44.3

Income tax provision                                                              18.3                   17.4
                                                                               -------                -------
Net earnings                                                                   $  31.2                $  26.9
                                                                               =======                =======

Earnings per common share
      Basic                                                                    $  0.69               $   0.59
      Diluted                                                                  $  0.66 +18%          $   0.56

Weighted average shares outstanding (including
         common stock equivalents)
      Basic                                                                 45,458,000             45,567,000
      Diluted                                                               47,412,000             47,747,000


See accompanying Notes to Consolidated Financial Statements.

                    CYTEC INDUSTRIES INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
           (Millions of dollars, except share and per share amounts)

                                                                            March 31, December 31,
                                                                            ----------------------
                                                                               1998         1997
                                                                               ----         ----
ASSETS

Current assets
       Cash and cash equivalents                                             $   29.3    $    6.4
       Accounts receivable, less allowance for doubtful accounts
            of $10.1 and $10.0 in 1998 and 1997, respectively                   242.7       226.9
       Inventories                                                              135.6       131.9
       Deferred income taxes                                                     79.3        70.7
       Other current assets                                                      20.6        16.9
                                                                             --------    --------
             Total current assets                                               507.5       452.8

Equity in net assets of and advances to associated companies                    145.6       141.1

Plants, equipment and facilities, at cost                                     1,277.5     1,278.0
       Less:  accumulated depreciation                                         (646.4)     (648.3)
                                                                             --------    --------
             Net plant investment                                               631.1       629.7


Acquisition intangibles, net of accumulated amortization                        291.8       295.6

Deferred income taxes                                                            86.3        82.2

Other assets                                                                     24.3        12.7
                                                                             --------    --------

                                                                             $1,686.6    $1,614.1
                                                                             ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
       Accounts payable                                                      $  107.8    $  116.3
       Accrued expenses                                                         233.7       239.0
       Income taxes payable                                                      53.7        19.7
                                                                             --------    --------
             Total current liabilities                                          395.2       375.0
Long-term debt                                                                  343.4       324.0
Other noncurrent liabilities                                                    523.2       527.7

Put options                                                                      10.1        --

Stockholders' equity

       Preferred stock, 20,000,000 shares authorized
            issued and outstanding 4,000 shares, Series C, $.01 par value,
            at liquidation value of $25 per share                                 0.1         0.1
       Common stock, $.01 par value per share,
            150,000,000 shares authorized, issued 48,144,447 in 1998
            and 48,181,264 in 1997                                                0.5         0.5
       Additional paid-in capital                                               190.5       203.9
       Retained earnings                                                        362.6       331.5
       Unearned compensation                                                     (4.9)       (3.5)
       Accumulated translation adjustments                                       (7.2)       (6.9)
       Treasury stock, at cost,
            2,797,570 shares in 1998,  and 3,044,589 shares in 1997            (126.9)     (138.2)
                                                                             --------    --------
             Total stockholders' equity                                         414.7       387.4
                                                                             --------    --------
                                                                             $1,686.6    $1,614.1
                                                                             ========    ========

                    CYTEC INDUSTRIES INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Millions of dollars)

                                                                                                              Three Months Ended
                                                                                                                   March 31,
                                                                                                           ------------------------
                                                                                                           1998                1997
                                                                                                           -----              -----
Cash flows provided by (used for) operating activities
       Net earnings                                                                                        $31.2              $26.9
       Noncash items included in earnings:
            Equity in undistributed  earnings of associated companies                                       (5.1)              (0.4)
            Depreciation                                                                                    19.1               18.9
            Amortization                                                                                     3.3                0.7
            Deferred income taxes                                                                          (12.9)               6.3
            Gain on sale of businesses                                                                      --                (22.3)
            Other                                                                                           (0.5)              --
       Changes in operating assets and liabilities
            Accounts receivable                                                                            (15.7)             (20.0)
            Inventories                                                                                     (3.6)               1.5
            Accounts payable                                                                                (8.4)              (3.8)
            Accrued expenses                                                                                (5.4)               3.3
            Income taxes payable                                                                            37.8               26.4
            Other assets                                                                                    (9.5)              (7.2)
            Other liabilities                                                                               (4.6)             (17.3)

                                                                                                           -----              -----
Net cash flows provided by operating activities                                                             25.7               13.0
                                                                                                           -----              -----

Cash flows provided by (used for) investing activities
       Additions to plants, equipment and facilities                                                       (24.7)             (14.2)
       Proceeds received on sale of assets                                                                  --                 94.8
       Change in other assets                                                                               --                  7.0

                                                                                                           -----              -----
Net cash flows used for investing activities                                                               (24.7)              87.6
                                                                                                           -----              -----

Cash flows provided by (used for) financing activities
       Proceeds from the exercise of stock options                                                           2.1                2.9
       Purchase of treasury stock                                                                           --                (11.6)
       Change in long term debt                                                                             19.4              (82.0)
       Proceeds received on sale of put options                                                              0.5               --

                                                                                                           -----              -----
Net cash flows provided by (used for) financing activities                                                  22.0              (90.7)
                                                                                                           -----              -----

Effect of exchange rate changes on cash and cash equivalents                                                (0.1)              (0.9)

                                                                                                           -----              -----
Increase in cash and cash equivalents                                                                       22.9                9.0

Cash and cash equivalents, beginning of period                                                               6.4               20.4

                                                                                                           =====              =====
Cash and cash equivalents, end of period                                                                   $29.3              $29.4
                                                                                                           =====              =====

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

The following provides detail by line item for the Consolidated Statement of Income for the restructuring charges and gain on the sale of the acrylic fibers product line for the period ended March 31, 1997.

 . Included in Manufacturing Cost of Sales are restructuring charges of $18.6 million, ($11.3 million after tax or $0.24 per common share), relating primarily to manufacturing sites located in Botlek, the Netherlands and Linden, New Jersey.

 . Included in Other Income (Expense), Net is a gain of $22.3 million, ($13.6 million after tax or $0.28 per common share), relating to the divestiture of the acrylic fibers product line.